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                                  EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Methode Electronics, Inc. Electronic Controls Division Cash and Class A Common Stock Bonus Plan of our report dated June 24, 1997, with respect to the consolidated financial statements of Methode Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1997, filed with the Securities and Exchange commission.


                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

Chicago, Illinois
April 1, 1998

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